EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2018 Third Quarter Financial Results

The Following Results were Third Quarter Records:

  Revenue for the third quarter was $99.7 million, an increase of 19.6% compared to the same quarter of 2017.

  Environmental Services segment revenue was $63.3 million for the third quarter, an increase of 15.0% compared to the third quarter of 2017.

  Oil Business segment revenue was $36.4 million, growth of 28.6% compared to a year ago.

  Net income attributable to common shareholders was $6.3 million.

  Diluted earnings per share of $0.27 for the third quarter increased 35% from the prior year.

Other Highlights

  Profit before corporate selling, general, and administrative expenses was $20.6 million, an increase of 26.2%, compared to the third quarter of 2017.

  Cash flow from operations for the quarter was $10.2 million, an increase of 147% compared to the third quarter of 2017.

  EBITDA of $12.7 million and Adjusted EBITDA of $13.9 million were each a record for a fiscal third quarter.

ELGIN, Ill., Oct. 17, 2018 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq: HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the third quarter which ended September 8, 2018.

Third Quarter Review

Revenues for the third quarter of 2018 were $99.7 million compared to $83.3 million for the same quarter of 2017, an increase of 19.6%.

Operating margin increased to 20.7% compared to 19.6% in the third quarter of 2017 mainly driven by higher revenue in both of our segments, partially offset by higher disposal, labor, and transportation costs. Our third quarter SG&A expense as a percentage of revenue decreased to 11.4% compared to 14.2% for the third quarter of 2017 mainly driven by higher revenue and lower severance costs, partially offset by higher share-based compensation expense.

Net income attributable to common shareholders for the third quarter was $6.3 million which is a record high for a third quarter. This compares to net income attributable to common shareholders of $4.7 million in the year earlier quarter. Diluted earnings per share was $0.27 in the third quarter of fiscal 2018 compared to diluted earnings per share of $0.20 in the third quarter of fiscal 2017.

Segments

Our Environmental Services segment includes parts cleaning, containerized waste, vacuum services, antifreeze recycling, and field services. Environmental Services revenue was $63.3 million during the quarter compared to $55.0 million during the third quarter of fiscal 2017. The increase in revenue was driven by growth in all of our product and service lines with the strongest growth in our field services, containerized waste, and antifreeze businesses. Environmental Services profit before corporate selling, general, and administrative expenses was $16.2 million which represents a record high for a third quarter. This compares to $14.9 million in the year ago quarter. The $1.3 million increase was mainly driven by higher revenue, partially offset by higher disposal and transportation costs.

President and CEO Brian Recatto commented, "While we achieved approximately 9% growth in profit before SG&A expense in this segment on a year-over-year basis, we believe our improvement could have been greater if not for the inflationary pressure we experienced during the third quarter."

Our Oil Business segment includes used oil collection activities, sales of recycled fuel oil, and re-refining activities. During the third quarter of fiscal 2018, Oil Business revenues increased 28.6% to $36.4 million compared to $28.3 million in the third quarter of fiscal 2017. The increase in revenue was due to stronger base oil pricing and higher volumes of base oil gallons sold. Oil Business segment operating margin was 12.0% in the third quarter of 2018 compared to 4.9% in the third quarter of fiscal 2017. Higher operating margin was due to improved route efficiency in our used oil collection business, and lower operating costs at our re-refinery.

Recatto commented, "We are very proud that for the first time we generated double-digit operating margin in consecutive quarters in this segment."

Safe Harbor Statement

All references to the “Company,” “we,” “our,” and “us” refer to Heritage-Crystal Clean, Inc., and its subsidiaries.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: general economic conditions and downturns in the business cycles of automotive repair shops, industrial manufacturing businesses and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil, the selling price of lubricating base oil, solvent, fuel, energy, and commodity costs; our ability to successfully integrate businesses that we acquire; our ability to enforce our rights under the FCC Environmental purchase agreement; our ability to pay our debt when due and comply with our debt covenants; our ability to successfully operate our used oil re-refinery and to cost effectively collect or purchase used oil or generate operating results; increased market supply or decreased demand for base oil; further consolidation and/or declines in the United States automotive repair and manufacturing industries; the impact of extensive environmental, health and safety and employment laws and regulations on our business; legislative or regulatory requirements or changes adversely affecting our business; competition in the industrial and hazardous waste services industries and from other used oil processing facilities including other re-refineries; claims and involuntary shutdowns relating to our handling of hazardous substances; the value of our used solvents and oil inventory, which may fluctuate significantly; our ability to expand our non-hazardous programs for parts cleaning; our dependency on key employees; our level of indebtedness, which could affect our ability to fulfill our obligations, impede the implementation of our strategy, and expose us to interest rate risk; our ability to effectively manage our extended network of branch locations; the control of The Heritage Group over the Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 1, 2018 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily to small and mid-sized customers in the vehicle maintenance sector as well as manufacturers and other industrial businesses.  Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, vacuum truck services, waste antifreeze collection, recycling and product sales, and field services.  These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens.  Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small-to-medium sized manufacturers, such as metal product fabricators and printers, and other industrial businesses. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Through our antifreeze program we recycle spent antifreeze and produce a full line of virgin-quality antifreeze products.  Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 89 branches serving over 90,000 customer locations.

Conference Call

The Company will host a conference call on Thursday, October 18, 2018 at 9:30 AM Central Time, during which management will give a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://crystal-clean.com/investor-relations/, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make information available to investors and the public at www.crystal-clean.com.

CONTACT

Mark DeVita, Chief Financial Officer, at (847) 836-5670

Heritage-Crystal Clean, Inc. Condensed Consolidated Balance Sheets (In Thousands, Except Share and Par Value Amounts) (Unaudited)

	September 8, 2018	December 30, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$46,315	$41,889
Accounts receivable - net	51,051	45,491
Inventory - net	29,745	21,639
Other current assets	6,745	5,895
Total Current Assets	133,856	114,914
Property, plant and equipment - net	133,753	128,119
Equipment at customers - net	23,767	23,312
Software and intangible assets - net	15,211	16,732
Goodwill	34,125	31,580
Total Assets	$340,712	$314,657

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$31,411	$25,568
Contract liabilities - net	231	—
Accrued salaries, wages, and benefits	4,923	6,386
Taxes payable	6,679	5,787
Other current liabilities	4,783	2,690
Total Current Liabilities	48,027	40,431
Long-term debt	28,953	28,744
Deferred income taxes	13,554	9,556
Total Liabilities	$90,534	$78,731

STOCKHOLDERS' EQUITY:
Common stock - 26,000,000 shares authorized at $0.01 par value, 23,050,109 and 22,891,674 shares issued and outstanding at September 8, 2018 and December 30, 2017, respectively	$231	$229
Additional paid-in capital	196,082	193,640
Retained earnings	53,315	41,359
Total Heritage-Crystal Clean, Inc. Stockholders' Equity	249,628	235,228
Noncontrolling interest	550	698
Total Equity	$250,178	$235,926
Total Liabilities and Stockholders' Equity	$340,712	$314,657

Heritage-Crystal Clean, Inc. Condensed Consolidated Statements of Income (In Thousands, Except per Share Amounts) (Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,
	September 8, 2018	September 9, 2017	September 8, 2018	September 9, 2017

Revenues
Service revenues	$58,054	$54,048	$172,205	$162,071
Product revenues	41,620	29,283	110,918	88,095
Total revenues	$99,674	$83,331	$283,123	$250,166

Operating expenses
Operating costs	$76,045	$63,649	$220,702	$188,210
Selling, general, and administrative expenses	10,641	10,955	33,185	33,871
Depreciation and amortization	3,776	4,186	11,078	12,501
Other expense (income) - net	253	(3,078)	983	(11,112)
Operating income	8,959	7,619	17,175	26,696
Interest expense – net	256	276	742	775
Income before income taxes	8,703	7,343	16,433	25,921
Provision for income taxes	2,284	2,586	3,996	9,361
Net income	6,419	4,757	12,437	16,560
Income attributable to noncontrolling interest	74	53	213	158
Net income attributable to Heritage-Crystal Clean, Inc. common stockholders	$6,345	$4,704	$12,224	$16,402

Net income per share: basic	$0.28	$0.21	$0.53	$0.73
Net income per share: diluted	$0.27	$0.20	$0.52	$0.72

Number of weighted average shares outstanding: basic	23,048	22,686	23,013	22,515
Number of weighted average shares outstanding: diluted	23,404	22,970	23,299	22,813

Heritage-Crystal Clean, Inc. Reconciliation of Operating Segment Information (Unaudited)

Third Quarter Ended,
September 8, 2018

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$55,473	$2,581	$—	$58,054
Product revenues	7,834	33,786	—	41,620
Total revenues	$63,307	$36,367	$—	$99,674
Operating expenses
Operating costs	45,460	30,585	—	76,045
Operating depreciation and amortization	1,599	1,410	—	3,009
Profit before corporate selling, general, and administrative expenses	$16,248	$4,372	$—	$20,620
Selling, general, and administrative expenses			10,641	10,641
Depreciation and amortization from SG&A			767	767
Total selling, general, and administrative expenses			$11,408	$11,408
Other expense - net			253	253
Operating income				8,959
Interest expense – net			256	256
Income before income taxes				$8,703

Third Quarter Ended,
September 9, 2017

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated
Revenues
Service revenues	$49,419	$4,629	$—	$54,048
Product revenues	5,623	23,660	—	29,283
Total revenues	$55,042	$28,289	$—	$83,331
Operating expenses
Operating costs	38,298	25,351	—	63,649
Operating depreciation and amortization	1,794	1,555	—	3,349
Profit before corporate selling, general, and administrative expenses	$14,950	$1,383	$—	$16,333
Selling, general, and administrative expenses			10,955	10,955
Depreciation and amortization from SG&A			837	837
Total selling, general, and administrative expenses			$11,792	$11,792
Other (income) - net			(3,078)	(3,078)
Operating income				7,619
Interest expense – net			276	276
Income before income taxes				$7,343

First Three Quarters Ended,
September 8, 2018

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$163,428	$8,777	$—	$172,205
Product revenues	21,798	89,120	—	110,918
Total revenues	$185,226	$97,897	$—	$283,123
Operating expenses
Operating costs	134,640	86,062	—	220,702
Operating depreciation and amortization	4,590	4,188	—	8,778
Profit before corporate selling, general, and administrative expenses	$45,996	$7,647	$—	$53,643
Selling, general, and administrative expenses			33,185	33,185
Depreciation and amortization from SG&A			2,300	2,300
Total selling, general, and administrative expenses			$35,485	$35,485
Other expense - net			983	983
Operating income				17,175
Interest expense – net			742	742
Income before income taxes				$16,433

First Three Quarters Ended,
September 9, 2017

(thousands)	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Revenues
Service revenues	$146,135	$15,936	$—	$162,071
Product revenues	17,215	70,880	—	88,095
Total revenues	$163,350	$86,816	$—	$250,166
Operating expenses
Operating costs	111,419	76,791	—	188,210
Operating depreciation and amortization	5,341	4,624	—	9,965
Profit before corporate selling, general, and administrative expenses	$46,590	$5,401	$—	$51,991
Selling, general, and administrative expenses			33,871	33,871
Depreciation and amortization from SG&A			2,536	2,536
Total selling, general, and administrative expenses			$36,407	$36,407
Other (income) - net			(11,112)	(11,112)
Operating income				26,696
Interest expense – net			775	775
Income before income taxes				$25,921

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) and to Adjusted EBITDA
(Unaudited)

	Third Quarter Ended,		First Three Quarters Ended,

(thousands)	September 8, 2018	September 9, 2017	September 8, 2018	September 9, 2017
Net income	$6,419	$4,757	$12,437	$16,560

Interest expense - net	256	276	742	775

Provision for income taxes	2,284	2,586	3,996	9,361

Depreciation and amortization	3,776	4,186	11,078	12,501

EBITDA (a)	$12,735	$11,805	$28,253	$39,197

Legal Fees (b)	—	—	—	727

Non-cash compensation (c)	1,190	616	3,060	1,962

Gain from Arbitration award (d)	—	—	—	(5,136)

Gain from settlement with sellers of FCCE (e)	—	—	—	(3,600)

Gain on sale of property (f)	—	(3,071)	—	(3,071)

Severance (g)	—	1,221	639	1,221

Adjusted EBITDA (h)	$13,925	$10,571	$31,952	$31,300

(a)	EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders, and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;
EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.

(b)	Legal fees incurred to resolve routine and non-routine matters stemming from the acquisition of FCC Environmental and International Petroleum Corp.

(c)	Non-cash compensation expenses which are recorded in SG&A.

(d)	Gain from partial award for claims made in our arbitration related to our acquisition of FCC Environmental and International Petroleum Corp. in 2014.

(e)	Settlement of disputes related to the acquisition of FCC Environmental and International Petroleum Corp. of Delaware.

(f)	Gain from sale of a facility in Pompano Beach, Florida.

(g)	Severance charges related to the departure of our COO and other employee separations.

(h)	We have presented Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it may be used by analysts, investors, our lenders, and other interested parties in the evaluation of our performance. Other companies in our industry may calculate Adjusted EBITDA differently than we do. Adjusted EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

Use of Non-GAAP Financial Measures

Adjusted net earnings (loss) and adjusted net earnings (loss) per share are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as substitute for, financial measures prepared in accordance with GAAP. Management believes that adjusted net earnings and adjusted net earnings per share provides investors and management useful information about the earnings impact on the gain on sale of property in the third fiscal quarter of 2017 compared to earnings in the third fiscal quarter of 2018.

Reconciliation of our Net Earnings and Net Earnings Per Share Determined in Accordance with U.S. GAAP to our Non-GAAP Adjusted Net Earnings and Non-GAAP Adjusted Net Earnings Per Share
(In thousands, except per share amounts)

	Third Quarter Ended,

	September 8, 2018	September 9, 2017

GAAP net earnings	$6,345	$4,704

Gain on sale of property		(3,071)

Severance of COO	—	1,221

Net tax effect of items above	—	691

Adjusted net earnings	$6,345	$3,545

GAAP diluted earnings per share	$0.27	$0.20

Gain on sale of property per share	—	(0.13)

Severance of COO per share	—	0.05

Net tax effect per share of items above	—	0.03

Adjusted diluted earnings per share	$0.27	$0.15